Exhibit 99.1

Evofem Biosciences Adds Additional Manufacturing Capacity for PHEXX® to Support Global Growth Strategy

— Additional manufacturing source expected to improve supply chain flexibility and reduce unit costs by 40% or more following regulatory approval —

SAN DIEGO, CA, September 23, 2026 — Women’s health innovator Evofem Biosciences, Inc. (OTCID: EVFM) has achieved an important milestone in its strategy to support long-term growth, enhance manufacturing flexibility, and reduce costs. Evofem has contracted with a second pharmaceutical manufacturer to produce PHEXX® (lactic acid, citric acid and potassium bitartrate), its hormone-free, on-demand prescription contraceptive vaginal gel. Subject to regulatory approval, the additional manufacturing source is expected to provide meaningful economic benefits while complementing Evofem’s existing manufacturing operations.

“Expanding our manufacturing network is an important step in strengthening Evofem’s ability to support future growth,” said Saundra Pelletier, Evofem’s Chief Executive Officer. “The addition of a second qualified manufacturing partner for PHEXX enhances our supply chain flexibility and provides additional capacity to support anticipated demand in the United States and international markets. We remain committed to working closely with our existing manufacturing partner while developing this complementary source of supply. Upon approval, we expect this additional manufacturing capability to improve product economics and further support our goal to expand access to hormone-free, woman-controlled contraception around the world.”

The newly contracted manufacturer is intended to complement Evofem’s existing manufacturing capabilities and provide additional supply flexibility as the Company pursues domestic and international growth opportunities for PHEXX.

Based on current development timelines, Evofem expects to submit a supplemental new drug application (sNDA) to the U.S. Food and Drug Administration in mid-2027 for PHEXX manufactured at the additional facility and, following FDA approval, begin commercial sale of this second supply.

About Evofem Biosciences, Inc.

Evofem Biosciences is a San Diego-based pharmaceutical company commercializing two FDA-approved sexual and reproductive health products:

●	PHEXX® (lactic acid, citric acid, and potassium bitartrate) – the first and only hormone-free, on-demand prescription contraceptive vaginal gel. Visit phexx.com to learn more and for important safety information.

●	SOLOSEC® (secnidazole) 2g oral granules – an FDA-approved oral antibiotic for the treatment of two sexual health diseases: bacterial vaginosis (BV), a common vaginal infection, in females 12 years of age and older, and trichomoniasis, a common sexually transmitted infection (STI), in people 12 years of age and older. SOLOSEC provides a complete course of therapy in just one dose. Visit solosec.com to learn more and for important safety information.

PHEXX® and SOLOSEC® are registered trademarks of Evofem Biosciences, Inc.

Forward-Looking Statements

This press release includes “forward-looking statements,” within the meaning of the safe harbor for forward-looking statements provided by Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as, but not limited to, “anticipate,” “could,” “estimate,” “expect,” “target,” “hypothesize,” “intend,” “potential,” “strategy,” “will,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on current assumptions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. Important factors that could cause actual results to differ materially from those discussed or implied in the forward-looking statements include, but are not limited to, limited cash resources, the Company’s ability to continue as a going concern, dependence on new capital or business development transactions to fund operations, potential delays in regulatory approvals, changes in market demand, manufacturing and supply chain risks, risks related to the Company’s limited revenue base relative to operating expenses, and its reliance on third-party licensees and distributors for ex-U.S. commercialization, together with those that are disclosed in the Company’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 11, 2026, Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 filed with the SEC on August 14, 2026, and any subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. Evofem undertakes no obligation to update or revise any forward-looking statement except as required by law, and investors are cautioned not to place undue reliance on such statements given the Company’s current liquidity position and evolving business conditions.

Contact

Amy Raskopf

Evofem Biosciences, Inc.

araskopf@evofem.com

(917) 673-5775

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